UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2026

BioStem Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-42292	27-0400416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2836 Center Port Circle
Pompano Beach, Florida		33064
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (954) 380-8342

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BSEM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

On August 6, 2026, BioStem Technologies, Inc. (the “Company”), announced that its shares of common stock, par value $0.001, have been approved by The Nasdaq Stock Market LLC for listing on The Nasdaq Capital Market (“Nasdaq”). Trading in the Company’s common stock transitioned from the OTCID Basic Market to Nasdaq effective as of the opening of trading on August 7, 2026, and now trades on Nasdaq under its current ticker symbol “BSEM.”

Shareholders of the Company do not need to take any action in connection with the listing of the Company’s common stock for trading on Nasdaq.

For additional information, reference is made to the Company’s press release dated August 6, 2026, which is filed as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated August 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioStem Technologies, Inc.

Date:	August 7, 2026	By:	/s/ Jason Matuszewski
Jason Matuszewski Chief Exectuive Officer